Exhibit 10.3

FORM OF RESTRICTED STOCK AGREEMENT

GRANTEE NAME	NUMBER OF SHARES	GRANT DATE	VESTING SCHEDULE

«Full_Name»	«Shares»	«Grant_Date»	«Vesting Schedule»

WMS Industries Inc., a Delaware corporation (the “Company”), hereby grants to «Name» (the “Grantee”, also referred to herein as “you”) shares of its common stock, par value $.50 per share (the “Stock”), pursuant to the terms of this Restricted Stock Agreement and the 2009 Restatement of the WMS Industries Inc. Amended and Restated Incentive Plan (the “Plan”).

By signing this cover sheet, you agree to all of the terms and conditions described in the attached Restricted Stock Agreement and the Plan.

Grantee:
(Signature)

Company:
Brian R. Gamache
Chief Executive Officer

PLEASE SIGN BOTH COPIES OF THIS AGREEMENT AND

RETURN (1) ORIGINALLY EXECUTED COPY TO:

WMS – Legal Department

Waukegan Office

PLEASE RETAIN THE OTHER ORIGINALLY EXECUTED COPY FOR YOUR RECORDS.

This is not a stock certificate or a negotiable instrument.

UPON RECEIPT OF YOUR SIGNED AGREEMENT,

A BOOK ENTRY WILL BE ENTERED AT OUR TRANSFER AGENT TO EVIDENCE

THE SHARES GRANTED TO YOU.

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.

WMS INDUSTRIES INC.

RESTRICTED STOCK AGREEMENT

1. Restricted Stock/Nontransferability. This Restricted Stock Agreement evidences the grant to you on the Grant Date set forth on the cover page of shares of Restricted Stock (the “Restricted Stock”) under the 2009 Restatement of the WMS Industries Inc. Amended and Restated Incentive Plan (the “Plan”). To the extent not yet vested, your Restricted Stock may not be transferred, assigned, pledged or hypothecated, whether by operation of law or otherwise, nor may the Restricted Stock be made subject to execution, attachment or similar process. As used in this Restricted Stock Agreement, the Company, and its subsidiaries and affiliates are collectively referred to as the “Employer Group.” Capitalized terms that are not defined on the cover page or in the Restricted Stock Agreement are defined in the Plan.

2. The Plan. This Restricted Stock Agreement is issued in accordance with and is subject to and conditioned upon all of the terms and conditions of this Restricted Stock Agreement and the Plan as amended from time to time; provided, however, that no future amendment or termination of the Plan shall, without your consent, alter or impair any of your rights or obligations under the Plan, all of which are incorporated by reference in this Restricted Stock Agreement as if fully set forth herein.

3. Issuance and Vesting. The Company will issue your Restricted Stock in your name as of the Grant Date. Your right to the Restricted Stock under this Restricted Stock Agreement vests as indicated on the cover sheet.

4. Accelerated Vesting. Notwithstanding Paragraph 3, your right to the Restricted Stock under this Restricted Stock Agreement shall immediately vest as to 100% of the total number of shares covered by this grant upon the occurrence of either:

•	your death or permanent or total disability;

•

involuntary Termination of Service, other than by reason of (i) willful refusal to perform your duties, (ii) violation of the Company’s policies, (iii) failure to meet the director qualification requirements set forth in the Company’s By-Laws, or (iv) failure of the Board of Directors to re-nominate you, or your failure to meet our suitability requirements due to any of the reasons described in clauses (i) through (iii) above;

•	your retirement from the Board with the Board’s approval and six months’ prior notice or such shorter period as approved by the majority of the remaining directors; or

•	a “Change in Control” as provided for in Section 10 of the Plan.

5. Termination. Your right to the Restricted Stock under this Restricted Stock Agreement to the extent the restrictions have not lapsed shall terminate immediately upon your voluntary Termination of Service or if Termination of Service occurs by action of the Employer Group due to your willful refusal to perform your duties or for “cause” (as such term is by the Committee and in effect at the time of your termination).

6. Additional Forfeiture. The Committee may cancel, suspend, withhold or otherwise limit or restrict your right to the Restricted Stock under this Restricted Stock Agreement at any time if you (i) are not in compliance with all applicable provisions of this Restricted Stock Agreement or the Plan or (ii) engage in any activity inimical, contrary or harmful to the interests of the Employer Group, including, but not limited to: (A) conduct related to your service for which either criminal or civil penalties against you may be sought, (B) violation of any policies of the Employer Group, including, without limitation, the Employer Group’s insider trading or anti-harassment policies or (C) participating in a hostile takeover attempt against the Employer Group.

7. Return of Shares. These shares will be issued in book-entry form and held with the transfer agent until vesting. If the Restricted Stock is evidenced by a stock certificate and does not become vested in accordance with the foregoing provisions or as otherwise provided for in the Plan, you will return the certificate representing the Restricted Stock and the Restricted Stock shall be deemed no longer outstanding.

8. Section 83(b) Election. Under Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), the difference between the purchase price, if any, paid for the shares of Restricted Stock and their fair market value on the date any forfeiture restrictions applicable to such shares lapse will be reportable as ordinary income at that time. You may elect to be taxed at the time the shares are acquired rather than when such shares cease to be subject to such forfeiture restrictions by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days after the Grant Date. You will have to make a tax payment to the extent the purchase price is less than the fair market value of the shares on the Grant Date. No tax payment will have to be made to the extent the purchase price is at least equal to the fair market value of the shares on the Grant Date. The form for making this election is attached as Exhibit A hereto. Failure to make this filing within the thirty (30) day period will result in the recognition of ordinary income by you (in the event the fair market value of the shares increases after the date of purchase) as the forfeiture restrictions lapse.

9. Shareholder Rights. You have the right to vote the Restricted Stock and to receive any dividends declared or paid on such stock. Any distributions you receive as a result of any stock split, stock dividend, combination of shares or other similar transaction shall be deemed to be a part of the Restricted Stock and subject to the same conditions and restrictions applicable thereto.

10. Compliance with Law. The issuance of this Restricted Stock shall be subject to compliance with the rules and policies of the New York Stock Exchange.

11. Legend. Any certificates or book entry evidencing the Restricted Stock issued in connection with this grant shall, where applicable, have endorsed thereon the following legend:

“THESE SHARES ARE SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF RECORD OF THESE SHARES.”

12. Severability. It is the parties’ intent that all provisions not deemed to be overbroad shall be given their full force and effect. You acknowledge that you are freely, knowingly and voluntarily entering into this Restricted Stock Agreement after having an opportunity for consultation with your own independent counsel.

13. Choice of Law. This Restricted Stock Agreement shall be governed by and construed and interpreted in accordance with the substantive laws of the State of Delaware, without giving effect to any conflicts of law rule or principle that might require the application of the laws of another jurisdiction.

14. Securities Laws. The Company shall not be obligated to issue any shares pursuant to this Restricted Stock Agreement if, in the opinion of counsel to the Company, the shares to be so issued are required to be registered or otherwise qualified under the Securities Act of 1933, as amended, or under any other applicable statute, regulation or ordinance affecting the sale of securities, unless and until such shares have been so registered or otherwise qualified.

15. Income Taxes. You agree to comply with the appropriate procedures established by the Company, from time to time, to provide for payment or withholding of such income or other taxes as may be required by law to be paid or withheld in connection with the vesting of Restricted Stock.

EXHIBIT A

ELECTION UNDER SECTION 83(b) OF

THE INTERNAL REVENUE CODE

The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1. The name, address and social security number of the undersigned:

Name:

Address:

Social Security No.

2. Description of property with respect to which the election is being made:

                     shares of common stock, par value $.50 per share, WMS Industries Inc., a Delaware corporation, (the “Company”).

3. The date on which the property was transferred is                     ,             .

4. The taxable year to which this election relates is calendar year                     .

5. Nature of restrictions to which the property is subject:

The shares of stock are subject to the provisions of a Restricted Stock Agreement between the undersigned and the Company. The shares of stock are subject to forfeiture under the terms of the Agreement.

6. The fair market value of the property at the time of transfer (determined without regard to any lapse restriction) was $             per share, for a total of $            .

7. The amount paid by taxpayer for the property was $            .

8. A copy of this statement has been furnished to the Company.

Dated:                     ,

Taxpayer’s Signature

Taxpayer’s Printed Name

PROCEDURES FOR MAKING ELECTION

UNDER INTERNAL REVENUE CODE SECTION 83(b)

The following procedures must be followed with respect to the attached form for making an election under Internal Revenue Code section 83(b) in order for the election to be effective:

1. You must file one copy of the completed election form with the IRS Service Center where you file your federal income tax returns within thirty (30) days after the Grant Date of your Restricted Stock.

2. At the same time you file the election form with the IRS, you must also give a copy of the election form to the Secretary of the Company.

3. You must file another copy of the election form with your federal income tax return (generally, Form 1040) for the taxable year in which the stock is transferred to you.